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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 26, 1999 (July 19, 1999)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


         Delaware                                              04-3164298
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                        75252-5613
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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



Item 5.  Other Events.

     On July 19, 1999, American Pad & Paper Company (OTCBB:AMPP) (AP&P) reported financial results for the second quarter ended June 30, 1999.

This press release is incorporated herein as Exhibit 99.030

Exhibit

99.30 Press release by the Company dated July 19, 1999.







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                American Pad & Paper Company



July 26, 1999                            /s/ David N. Pilotte
Date                                     David N. Pilotte
                                         Vice President and Corporate Controller
                                         Principal Accounting Officer




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                                                                  Exhibit 99.030
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FOR IMMEDIATE RELEASE                                     CONTACT: Mark Lipscomb
                                                                  (972) 733-5415



               AMERICAN PAD & PAPER REPORTS SECOND QUARTER RESULTS

         DALLAS, Texas, July 19, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) today announced financial results for the second quarter ended June 30, 1999. The Company reported a net loss of $14.2 million or 51 cents per share, compared to a net loss of $55.9 million, or $2.02 per share in the second quarter of 1998. The second quarter 1999 results include previously announced plant rationalization charges reflected in cost of goods sold totaling $3.4 million, which negatively impacted quarterly performance by 12 cents per share. Second quarter 1999 net revenue was $134.1 million, versus net revenue of $146.7 million in the second quarter of 1998.

         For the first six months of 1999 the Company reported a net loss of $26.9 million, or 97 cents per share, compared to a net loss of $58.0 million, or $2.09 per share in the first half of 1998. Gross profits for the first six months of 1999 include the negative impact of plant rationalization charges totaling $4.7 million, or 17 cents per share. Net revenues for the first six months of 1999 were $271.7 million, versus net revenue of $308.3 million for the first half of 1998. Last year's performance was impacted by a $41.0 million write-down of goodwill taken in the second quarter.

         AP&P posted EBITDA performance of $8.4 million in the second quarter of 1999, as measured by the Company's bank agreement. The Company reduced SG&A expenses in the quarter by $3.3 million from the second quarter of 1998 and $0.5 million sequentially over the first quarter of 1999.

          "Revenue performance was somewhat below expectations due to AMPAD Division volumes being lower than anticipated. This was caused by inventory reduction initiatives taken at some retail customers very late in the quarter. Additionally, the Williamhouse Division experienced somewhat softer demand in a highly competitive pricing environment," said James W. Swent III, Chief Executive Officer of the Company. "Plant rationalization initiatives, tight expense controls and the sale of a real estate asset in Chicago helped drive EBITDA performance above our plan for the quarter."



                                    - more -
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         "The  Company's  recovery  plan is on track for the first  half of 1999 despite a very challenging market environment. Our efforts to reduce costs and improve margins are taking hold and should drive performance improvements as we head into the seasonally stronger second half of the year," said Mr. Swent. "The keys to success in the second half of 1999 will be completing our plant
rationalization   plan,   increased   marketing/sales   efforts,   new   product
introductions and remaining focused on rebuilding our base of business with existing and new customers."

         American Pad & Paper Co., which invented the legal pad in 1888, is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card. Company revenues in 1998 were $662 million, additional information is available on the Company's Website at http://www.americanpad.com.

           This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including, but not limited to the following: changing economic conditions, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


                                       ***
                               (Tables to Follow)

                          AMERICAN PAD & PAPER COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)



                                                Three months ended             Six Months ended
                                                      June 30,                     June 30,
                                                1999           1998           1999           1998
                                            ------------   ------------   ------------   ------------
    .....................................
Net sales ...............................   $    134,051   $    146,724   $    271,681   $    308,319
Cost of sales ...........................        125,475        143,327        250,246        285,500
                                            ------------   ------------   ------------   ------------

  Gross profit ..........................          8,576          3,397         21,435         22,819

Operating expenses:
  Selling and marketing .................          5,375          5,504         10,255         10,193
  General and administrative ............          6,113          9,273         13,243         14,705
  Loss on sales of accounts receivable ..            710            714          1,449          1,461
  Amortization of intangible assets .....          1,286          1,608          2,571          3,195
  Write-down of intangible assets .......           --           41,000           --           41,000
  Management fees and services ..........            375            530            750          1,060
                                            ------------   ------------   ------------   ------------

Income (loss) from operations ...........         (5,283)       (55,232)        (6,833)       (48,795)

Other income (expense):
  Interest ..............................        (10,923)       (11,063)       (21,719)       (21,806)
  Other income, net .....................          2,023            (36)         2,329             15
                                            ------------   ------------   ------------   ------------

Loss before income taxes ................        (14,183)       (66,331)       (26,223)       (70,586)
Benefit from income taxes ...............           --          (10,394)          --          (12,564)
                                            ------------   ------------   ------------   ------------

Loss before cumulative effect of a change
   in accounting principle ..............        (14,183)       (55,937)       (26,223)       (58,022)
Cumulative effect of a change in
  accounting principle ..................           --             --              726           --
                                            ------------   ------------   ------------   ------------

Net loss ................................   $    (14,183)  $    (55,937)  $    (26,949)  $    (58,022)
                                            ============   ============   ============   ============

Basic loss per share
Loss before cumulative effect of a change
  in accounting principle ...............   $      (0.51)  $      (2.02)  $      (0.94)  $      (2.09)
Cumulative effect of a change in
  accounting principle ..................           --             --            (0.03)          --
                                            ------------   ------------   ------------   ------------
Net loss ................................   $      (0.51)  $      (2.02)  $      (0.97)  $      (2.09)
                                            ============   ============   ============   ============

Weighted average shares outstanding:
Basic ...................................         27,724         27,724         27,724         27,710
                                            ============   ============   ============   ============


                                    - more -


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                          AMERICAN PAD & PAPER COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                              June 30,         December 31,
                                                               1999                1998
                                                           --------------     --------------
ASSETS
Current assets:
    .....................................................
  Cash ..................................................   $          347     $        1,371
  Accounts receivable ...................................           36,757             60,660
  Inventories ...........................................          119,670            112,169
  Refundable income taxes ...............................            1,700              1,700
  Prepaid expenses and other current assets .............            2,515              1,240
  Deferred income taxes .................................               40                 40
                                                            --------------     --------------
    Total current assets ................................          161,029            177,180

Property and equipment ..................................          150,008            152,198
Intangible assets .......................................          181,179            185,805
Other ...................................................            2,533              2,654
                                                            --------------     --------------
  Total assets ..........................................   $      494,749     $      517,837
                                                            ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt .....................   $        2,592     $        1,236
  Accounts payable ......................................           40,494             49,598
  Accrued expenses ......................................           45,923             47,078
  Restructuring charges .................................            4,678              5,660
  Income taxes payable ..................................              300                300
                                                            --------------     --------------
    Total current liabilities ...........................           93,987            103,872
                                                            --------------     --------------

Long-term debt ..........................................          388,033            373,675
Deferred income taxes ...................................           16,547             16,972
Other ...................................................            1,101              1,288
                                                            --------------     --------------
   Total liabilities ....................................          499,668            495,807
                                                            --------------     --------------

Commitments and contingencies
Stockholders' equity:
  Preferred stock, 150 shares authorized,
   no shares issued and outstanding, respectively .......             --                 --
  Common stock, voting, $.01 par value, 75,000,000
    shares authorized, 27,724,000 and 27,724,000
    shares issues and outstanding, respectively .........              277                277
Additional paid-in capital ..............................          301,287            301,287
Accumulated deficit .....................................         (306,483)          (279,534)
                                                            --------------     --------------

    Total stockholders' equity ..........................           (4,919)            22,030
                                                            --------------     --------------
    Total liabilities and stockholders' equity ..........   $      494,749     $      517,837
                                                            ==============     ==============